CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights", "Independent Accountants", "Service Providers", and "Financial Statements" in this Registration Statement on Form N-1A (No. 811- 7691) for The Dessauer Global Equity Fund and to the incorporation by reference therein of our report dated April 22, 1998, with respect to the financial statements and financial highlights of The Dessauer Global Equity Fund included in its Annual Report for the year ended March 31, 1998 filed with the Securities and Exchange Commission.




                                                     /s/ERNST & YOUNG LLP
                                                     --------------------


Los Angeles, California
September 18, 1998